SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

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|_|   Preliminary Proxy Statement
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      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                     COMMUNICATION INTELLIGENCE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|_|   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or
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THIS DOCUMENT IS A COPY OF THE DEFINITIVE PROXY STATEMENT FILED ON MAY 1, 2001
PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

                     COMMUNICATION INTELLIGENCE CORPORATION

                         275 Shoreline Drive, Suite 500

                        Redwood Shores, California 94065

                                   -----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   -----------

                                  June 18, 2001

                                   -----------

To the Stockholders of Communication Intelligence Corporation:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Communication Intelligence Corporation, a Delaware corporation (the "Company"), will be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, on June 18, 2001, at 1:00 p.m. Pacific Time, for the following purposes, all as more fully described in the attached Proxy Statement:

1. To elect five directors to serve until their respective successors are duly elected and qualified.

2. To ratify the appointment of Stonefield Josephson, Inc. as the Company's independent accountants for the year ending December 31, 2001.

3. To approve an amendment to the Company's 1999 Stock Option Plan to increase the number of shares of the Company's common stock available for grants of options under the plan.

4.    To transact such other business as may properly come before the Annual
      Meeting.

      The Board of Directors has fixed the close of business on April 25, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote on the matters proposed at, the Annual Meeting and any adjournments or postponements thereof.

                             YOUR VOTE IS IMPORTANT

      EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE VOTED AT THE ANNUAL MEETING. IF YOU EXECUTE A PROXY, YOU STILL MAY ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.

Redwood Shores, California              By Order of the Board of Directors
May 14, 2001


                                                  Guido DiGregorio

                                        President and Chief Executive Officer

                     COMMUNICATION INTELLIGENCE CORPORATION

                         275 Shoreline Drive, Suite 500

                        Redwood Shores, California 94065

                                  -------------

                                 PROXY STATEMENT

                                  -------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  -------------

                                  INTRODUCTION

      This Proxy Statement and the accompanying proxy is being furnished to stockholders of Communication Intelligence Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for the Company's Annual Meeting of Stockholders to be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood Shores, California 94065, on June 18, 2001, at 1:00 p.m. Pacific Time, and any and all adjournments or postponements thereof (the "Annual Meeting").

      At the Annual Meeting, stockholders of the Company as of the close of business on April 25, 2001 (the "Record Date") will be asked to consider and vote upon the following: (i) the election of five directors to serve until their respective successors are duly elected and qualified (Proposal 1); (ii) the ratification of the appointment of Stonefield Josephson, Inc. as the Company's independent accountants for the year ending December 31, 2001 (Proposal 2); and the approval of an amendment of the Company's 1999 Stock Option Plan to increase the number of shares of the Company's common stock available for grants of options under the plan (Proposal 3) . This Proxy Statement and the accompanying proxy, together with a copy of the Company's Annual Report to Stockholders, are first being mailed or delivered to stockholders of the Company on or about May 14, 2001.

      Representatives of Stonefield Josephson, Inc. are expected to be present at the Annual Meeting and will be given the opportunity to address the stockholders if they so desire and will be available to respond to appropriate questions.

      WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO SIGN AND RETURN THE PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. SHARES CAN BE VOTED AT THE ANNUAL MEETING ONLY IF THE HOLDER IS REPRESENTED BY PROXY OR IS PRESENT.

                                VOTING SECURITIES

      We have fixed April 25, 2001 as the record date for determining those stockholders who are entitled to notice of, and to vote at, this meeting. At the close of business on the record date, there were approximately 90,351,498 outstanding shares of our common stock, par value $0.01 per share. Each stockholder is entitled to one vote for each share of our common stock held by that stockholder as of the record date. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder "for", "against" or "abstain" on the proxy, which is duly returned and properly executed, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the approval of the proposal described in the Notice of Annual Meeting and in this proxy statement.

      Proxies marked as abstaining will be treated as present for the purpose of determining whether there is a quorum for the Annual Meeting, but will not be counted as voting on any matter as to which abstinence is indicated. Thus, an abstaining vote in the election of directors will have no legal effect on the outcome, however, an abstention as to any other matter will have the same legal effect as a vote against such matter. Brokers "non-votes" (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) will not be treated as present for purposes of determining whether there is a quorum for the Annual Meeting unless the broker is given discretion to vote on at least one matter on the agenda.

      A stockholder executing a proxy pursuant to this solicitation may revoke his or her proxy at any time prior to its use by:

o delivery to the Secretary of the Company a signed notice of revocation or a later-dated, signed proxy; or

o     attending the meeting and voting in person.

      Attendance at the meeting does not in itself constitute the revocation of a proxy. In addition, if your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting.

      Approval of Proposal 1 to elect five directors requires the affirmative vote of holders representing a plurality of the shares of common stock represented in person or by proxy at the Annual Meeting. Approval of both Proposal 2 to ratify the appointment of Stonefield Josephson, Inc. as the Company's independent accountants for the year ending December 31, 2001 and Proposal 3 to approve an amendment to the Company's 1999 Stock Option Plan (the"1999 Plan") to increase the number of shares of the Company's common stock available for grants under the 1999 Plan each require the affirmative vote of holders representing a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

      Each enclosed proxy gives discretionary authority to the persons named therein with respect to any amendments or modifications of the Company proposals and any other matters that may be properly proposed at the Annual Meeting. As of the date hereof, the Company is not aware of any such amendment or modification or other matter to be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the proxies solicited hereby will be exercised in accordance with the reasonable judgment of the proxyholders named therein.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth information as of April 25, 2001 with respect to the beneficial ownership of (i) any person known to be the beneficial owner of more than 5% of any class of voting securities of the Company, (ii) each director and director nominee of the Company, (iii) each of the current executive officers of the Company named in the Summary Compensation Table of this Proxy Statement under the heading "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.

                                                         Common Stock
                                                -----------------------------
    Name of Beneficial Owner                         Number        Percent
                                                   of Shares       of Class

 Philip Sassower (1)..........................     2,484,870          2.74%
 Guido DiGregorio (2).........................     1,250,180          1.36%
 C. B. Sung (3)...............................       440,420          *
 Jeffrey Steiner (4)..........................       100,000          *
 Louis P. Panetta (5).........................        50,000          *
 Marjorie Bailey (6)..........................       200,080          *
 All directors and executive officers
 as a group (6 persons).......................     4,525,550          4.88%

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*Less than 1%.

(1) The number of shares of common stock includes (a) 141,555 shares held by Mr. Sassower and (b) 1,333,701 shares held by the Philip S. Sassower 1996 Charitable Remainder Annuity Trust (the "1996 CRAT"), of which Mr. Sassower and his wife are co-trustees, (c) 133,446 shares held by Phoenix Enterprises, LLC of which Mr. Sassower is the Managing Member, (d) 609,275 shares held by the Phoenix Enterprises Family Fund LLC, of which Mr. Sassower is the Managing Member, and (e) 266,893 shares of common stock issuable upon the exercise of stock options that are exercisable within 60 days of April 25, 2001. Mr. Sassower may be deemed to beneficially own the shares of common stock held by the 1996 CRAT, and Phoenix Enterprises, LLC. The business address of Mr. Sassower is Phoenix Enterprises LLC, 135 East 57th Street, 12th Floor, New York, New York 10022. Mr. Sassower is the Chairman of the Board and Secretary of the Company, as well as Chairman of the Executive and Finance Committees of the Company's Board of Directors.

(2) The number of shares of common stock represents 1,250,180 shares of a total of 1,800,000 shares, which are issuable upon the exercise of stock options granted to Mr. DiGregorio in January 1999, that are exercisable within 60 days of April 25, 2001. The business address of Mr. DiGregorio is 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065. See "Certain Relationships and Related Transactions".

(3) The number of shares of common stock includes (a) 217,051 shares held by the Sung Family Trust of which Mr. Sung is a trustee, (b) 3,369 shares held by the Sung-Kwok Foundation of which Mr. Sung is the Chairman, and
      (c) 220,000 shares of common stock issuable upon the exercise of stock options which are exercisable within 60 days of April 25, 2001. Mr. Sung may be deemed to beneficially own the shares held by the Sung Family Trust and the Sung-Kwok Foundation. The business address of Mr. Sung is, UNISON Group, 651 Gateway Boulevard, #880, South San Francisco, California 94080.

(4) The number of shares of common stock represents 100,000 shares issuable upon the exercise of options which are exercisable within 60 days of April 25, 2001. Mr. Steiner's business address is c/o The Fairchild Corporation, P.O. Box 10803, Chantilly, Virginia 20153.

(5) The number of shares of common stock includes 50,000 shares issuable upon the exercise of options which are exercisable within 60 days of April 25, 2001. Mr. Panetta's business address is 827 Via Mirada, Monterey, California 93940.

(6) The number of shares of common stock represents 200,080 shares issuable upon the exercise of stock options granted to Ms. Bailey in November 1999 that are exercisable within 60 days of April 25, 2001. The business address of Ms. Bailey is 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file certain reports with the Securities and Exchange Commission (the "SEC") regarding ownership of, and transactions in, the Company's securities. These officers, directors and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports that are filed with the SEC. Based solely on a review of copies of such forms received by the Company and written representations received by the Company from certain reporting persons, the Company believes that for the year ended December 31, 2000 all
Section 16(a) reports required to be filed by the Company's executive officers, directors and 10% stockholders were filed on a timely basis, except that Jeffrey Steiner's Form 4s for June 1998, March 1999 and February and March 2000 and Philip Sassower's Form 4 for January 2000 were not filed on a timely basis.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Bylaws of the Company provide that the Board of Directors shall consist of such number of directors, with a minimum of three, as the Board of Directors may determine from time to time. Currently, the Board has determined that the authorized number of directors is five. The five persons listed below are the nominees for election as directors at the Annual Meeting. Each director elected at this Meeting will serve until his successor is duly elected and qualified or his earlier resignation, removal or disqualification.

      Unless otherwise instructed, the proxyholders named in the accompanying proxy will vote the shares represented by proxies received by them for the election of the five nominees to the Board of Directors named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the shares will be voted for the election of any nominee designated by the present Board of Directors. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

Director Nominees

      The following table sets forth certain information concerning the nominees:

                                                     Year First Elected
Name                               Age                  or Appointed

Guido D. DiGregorio.........       62                       1997
Louis Panetta...............       51                       2000
Philip S. Sassower..........       61                       1994
Jeffrey Steiner.............       64                       1998
C. B. Sung..................       76                       1986

      The business experience of each of the director nominees for at least the past five years includes the following:

      Guido D. DiGregorio was appointed Chief Executive Officer in June 1999 and President in November 1997. From November 1997 to June 1999, he was also the Company's Chief Operating Officer. He was a partner in DH Partners, Inc. (a management consultant firm) from 1996 to 1997. Prior to that Mr. DiGregorio was recruited by a number of companies to reverse trends of financial losses, serving as President and CEO of each of the following companies: Display Technologies, Inc. (a manufacturer of video data monitors) from 1994 to 1996, Superior Engineering Corp. (a producer of factory-built gas fireplaces) from 1991 to 1993, Proxim, Inc. (wireless data communications) from 1989 to 1991, Maxitron Corp. (a manufacturer of computer products) from 1986 to 1989 and Exide Electronics (producer of computer power conditioning products) from 1983 to 1986. From 1966 to 1983, Mr. DiGregorio was employed by General Electric in various management positions, rising to the position of General Manager of an industrial automation business.

      Louis P. Panetta was appointed as a director of the Company in October 2000. Mr. Panetta was President and Chief Executive Officer of Fujitsu Personal Systems (a manufacturer of computer hardware) from December 1992 to September 1999, and President and Chief Operating Office of PortableLife.com (e-commerce products provider) from September 1999 to October 2000. From 1995 to 1999, Mr. Panetta had served on the Board of Directors of Fujitsu Personal Systems. From 1999 to present, Mr. Panetta is a Director of Walkabout Computer Corporation. (a manufacturer of hand held computer devices), and from September 1999 to present, a Director of PortableLife.com, both non public companies. Mr. Panetta is currently with Mobility Concepts, Inc. (a wireless Systems Integrator) working in business development.

      Philip S. Sassower has been Chairman of the Board and Secretary of the Company since 1998, Chairman of the Company's Executive Committee since 1997, and Chairman of the Finance Committee since 1995. From 1997 to 1998, Mr. Sassower served as Co-Chief Executive Officer of the Company. Mr. Sassower joined the Company's Board of Directors in 1994. Since its founding in 1996, Mr. Sassower has been the CEO of Phoenix Enterprises LLC, a company that assists in restructuring and providing long-term capital to business enterprises. Mr. Sassower was Chairman of the Board of Newpark Resources, Inc. (an oil field and environmental services company) from 1987 to 1996 and was Chairman of the Executive Committee from 1996 to 1997. Mr. Sassower is also a general partner of Phoenix SeaRex Associates L.P., and was general partner of S&S Newpark Ventures, L.P. and S&S Investments until 1995. Since 1993, he has been the CEO of BP Acquisition, LLC and the individual General Partner or President of the corporate general partner of BP Restaurants L.P. In July 1998, BP Acquisition LLC and BP Restaurants LP filed petitions under Chapter 11 of the United States Bankruptcy Code, and in July 1999 the petitions were dismissed. Since 1997, Mr. Sassower has been a director of SeaRex, Inc. (a developer and operator of lift boats used for drilling in offshore waters), and, since 1999, has served as a director of SeaRex Energy Services, Inc., the parent of SeaRex, Inc. In January 2000, SeaRex, Inc. and SeaRex Energy Services, Inc. filed petitions under Chapter 11 of the United States Bankruptcy Code. After the filing of these petitions, Mr. Sassower became Chairman of the Board and CEO of each of these entities. In October 2000, at the request of SeaRex, Inc. and SeaRex Energy Services, Inc., the Chapter 11 cases were converted to cases under Chapter 7 of the United States Bankruptcy Code.

      Jeffrey Steiner was elected as a director of the Company in June 1998. Since 1985 he has been Chairman of the Board, Chief Executive Officer and a director of The Fairchild Corporation (a company in the fields of aerospace and high technology) and has been President since 1991. He has also served as Chairman of the Board, Chief Executive Officer and President of Banner Aerospace (a distributor and lessor of aircraft parts and engines) since September 1993 and as Chairman, Chief Executive Officer and President of RHI Holdings, Inc. (a holding company of The Fairchild Corporation) since 1988. From July 1992 through December 1993, Mr. Steiner was a Vice Chairman of the Board of Rexnord Corporation. Mr. Steiner was also Vice Chairman of Shared Technologies Fairchild until January 1998, when the Company was acquired by Intermedia Communications, Inc. He currently serves as a director of the Franklin Corporation and the Copley Fund.

      C.B. Sung became a director of the Company in 1986. Mr. Sung has been the Chairman and Chief Executive Officer of Unison Group, Inc. (a multi-national corporation involved in manufacturing, computer systems, international investment and trade) since 1986 and Unison Pacific Corporation since 1979. He has been a member of the Board of Directors of Capital Investment of Hawaii, Inc. (real estate and security investing) since 1985, and serves on the Board of Directors of several private companies and non-profit organizations.

Other Director Information

      The Company's affairs are managed under the direction of the Board of Directors. Members of the Board receive information concerning the Company's affairs through oral and written reports by management, Board and committee meetings and other means. The Company's directors generally attend Board of Directors meetings, committee meetings and informal meetings with management and others, participate in telephone conversations and have other communications with management and others regarding the Company's affairs.

      Directors of the Company serve until their successors are duly elected and qualified or until their earlier resignation, removal or disqualification. There are no family relationships between the Company's directors and executive officers. For certain relationships between the Company and its directors, see "Certain Relationships and Related Transactions."

Board Committees

      The Company's Board of Directors has five committees as set forth below. The members of each committee are appointed by the Board of Directors.

      Executive Committee. The Board of Directors has an Executive Committee which from time to time provides management with advice on significant matters and acts at times when the full Board of Directors is not immediately available. The members of the Executive Committee are Guido DiGregorio, Philip S. Sassower and C.B. Sung.

      Audit Committee. The Audit Committee generally reviews the scope and results of the audit by the Company's independent auditors and reviews the Company's procedures for establishing and monitoring internal accounting controls. The members of the Audit Committee are Louis P. Panetta, C. B. Sung and Jeffrey Steiner.

      Finance Committee. The Finance Committee develops strategies for the financing and development of the Company and monitors and evaluates progress toward established objectives. The members of the Finance Committee are Philip
S. Sassower, Louis P. Panetta and Jeffrey Steiner.

      Compensation Committee. The Compensation Committee generally reviews compensation matters with respect to executive and senior management arrangements. The members of the Compensation Committee are Philip S. Sassower, Louis P. Panetta and Jeffrey Steiner.

      Stock Option Committee. The Stock Option Committee administers the Company's stock option plans. The members of the Stock Option Committee are Philip S. Sassower, Louis P. Panetta and Jeffrey Steiner.

            The Board of Directors does not have a standing nominating committee.

Board and Committee Meetings

      During 2000, the Board of Directors held three formal meetings and also acted by unanimous written consent on two occasions. The Committees held meetings jointly with the formal Board meetings. For the year ended December 31, 2000, each incumbent director participated in all of the formal meetings of the Board and each Committee on which he served, except Jeffrey Steiner who attended the two of the three formal meetings held during 2000.

Director Compensation

      For their services as directors of the Company, all non-employee directors receive a fee of $1,000 for each Board of Directors meeting attended and all directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attending such meetings. Directors are also eligible to receive stock options. In June 2000, Jeffrey Steiner and C. B. Sung were each granted immediately exercisable non-qualified options to purchase 25,000 shares of common stock at an exercise price of $3.34, which options expire on June 12, 2007. The Company retains a repurchase option on the shares underlying these options for one year from the date of grant. In October 2000, Mr. Panetta was granted immediately exercisable options to purchase 50,000 shares of common stock at an exercise price of $3.00. The Company retains a repurchase option on the shares underlying these options for one year from the date of grant.

Required Affirmative Vote

      APPROVAL OF PROPOSAL 1 TO ELECT FIVE DIRECTORS REQUIRES THE AFFIRMATIVE VOTE OF A PLURALITY OF THE SHARES REPRESENTED IN PERSON OR BY PROXY AT THE ANNUAL MEETING. THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE NOMINEES NAMED HEREIN.

                               EXECUTIVE OFFICERS

      The following table sets forth, as of April 25, 2001, the name and age of each executive officer of the Company, and all positions and offices of the Company presently held by each of them.

           Name                      Age   Positions Currently Held

           Guido D. DiGregorio       62    Chief Executive Officer
           Philip S. Sassower        61    Chairman of the Board, Secretary
           Marjorie Bailey           43    Chief Financial Officer

      The business experience of each of the executive officers for at least the past five years includes the following:

      Guido DiGregorio was appointed Chief Executive Officer in June 1999 and President in November 1997. From November 1997 to June 1999, he was also the Company's Chief Operating Officer. He was a partner in DH Partners, Inc. (a management consultant) from 1996 to 1997. Prior to that, Mr. DiGregorio was recruited by a number of companies to reverse a trend of financial losses, serving as President and CEO of each of the following companies: Display Technologies, Inc. (a manufacturer of video data monitors) from 1994 to 1996, Superior Engineering Corp. (a producer of factory-built gas fireplaces) from 1991 to 1993, Proxim, Inc. (wireless data communications) from 1989 to 1991, Maxitron Corp. (a manufacturer of computer products) from 1986 to 1989 and Exide Electronics (producer of computer power conditioning products) from 1983 to 1986. From 1966 to 1983, Mr. DiGregorio was employed by General Electric in various management positions, rising to the position of General Manager of an industrial automation business.

      Philip S. Sassower has been Chairman of the Board and Secretary of the Company since 1998, Chairman of the Company's Executive Committee since 1997, and Chairman of the Finance Committee since 1995. From 1997 to 1998, Mr. Sassower served as Co-Chief Executive Officer of the Company. Mr. Sassower joined the Company's Board of Directors in 1994. Since its founding in 1996, Mr. Sassower has been the CEO of Phoenix Enterprises LLC, a company that assists in restructuring and providing long-term capital to business enterprises. Mr. Sassower was Chairman of the Board of Newpark Resources, Inc. (an oil field and environmental services company) from 1987 to 1996 and was Chairman of the Executive Committee from 1996 to 1997. Mr. Sassower is also a general partner of Phoenix SeaRex Associates L.P., and was general partner of S&S Newpark Ventures, L.P. and S&S Investments until 1995. Since 1993, he has been the CEO of BP Acquisition, LLC and the individual General Partner or President of the corporate general partner of BP Restaurants L.P. In July 1998, BP Acquisition LLC and BP Restaurants LP filed petitions under Chapter 11 of the United States Bankruptcy Code, and in July 1999 the petitions were dismissed. Since 1997, Mr. Sassower has been a director of SeaRex, Inc. (a developer and operator of lift boats used for drilling in offshore waters), and, since 1999, has served as a director of SeaRex Energy Services, Inc., the parent of SeaRex, Inc. In January 2000, SeaRex, Inc. and SeaRex Energy Services, Inc. filed petitions under Chapter 11 of the United States Bankruptcy Code. After the filing of these petitions, Mr. Sassower became Chairman of the Board and CEO of each of these entities. In October 2000, at the request of SeaRex, Inc. and SeaRex Energy Services, Inc., the Chapter 11 cases were converted to cases under Chapter 7 of the United States Bankruptcy Code.

      Marjorie L. Bailey has been Chief Financial Officer of the Company since December 1999. Prior to joining CIC, Ms. Bailey served as Chief Financial Officer of J. J.'s Mae, Inc., an apparel manufacturer, from 1997 to 1999. Prior to that, Ms. Bailey was with the accounting firm of Stonefield Josephson, Inc. from 1990 to 1997, most recently as an audit manager. Ms. Bailey has been an instructor in the graduate program at Dominican College of San Rafel since 1997. She also served as the Co-President of the League of Women Voters of San Francisco from 1997 to 1999. Ms. Bailey is a graduate of San Jose State University and a Certified Public Accountant in the State of California.

                             EXECUTIVE COMPENSATION

      The following table sets forth compensation awarded to, earned by or paid to the Company's President, regardless of the amount of compensation, and each executive officer of the Company serving as of December 31, 2000 whose total annual salary and bonus for 2000 exceeded $100,000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                                     Long-Term
                                      Annual Compensation          Compensation
                                                                    Securities
                                                      Other Annual  Underlying
Name and Principal Position        Year      Salary   Compensation    Options
---------------------------        ----      ------   ------------    -------
Guido DiGregorio.................  2000   $ 180,000         -           -
  President and Chief
    Executive Officer              1999   $ 180,000         -      1,800,000
                                   1998   $ 180,000         -        600,000(1)
Philip S. Sassower...............  2000   $ 150,000(2)      -           -
  Chairman of the Board
    and Secretary                  1999   $ 150,000(2)      -      1,600,000
                                   1998   $ 150,000(2)      -           -
Marjorie Bailey..................  2000   $ 125,000         -           -
  Chief Financial Officer          1999   $   1,442(3)      -        400,000

-----------

(1) Mr. DiGregorio surrendered these options on January 12, 1999 when he received a new grant of 1,800,000 options.

(2) Represents the amount paid to Mr. Sassower individually and to Phoenix Enterprises, LLC, which is 100% owned by Mr. Sassower, or Mr. Sassower individually. For the year ending December 31, 2000, Mr. Sassower was paid $75,000 and Phoenix Enterprises LLC was paid $75,000 for consulting services and the reimbursement of expenses.

(3) Ms. Bailey was appointed as the Company's Chief Financial Officer in November 1999.

            Option Grants in 2000

No options were granted to Executive Officers in 2000.

          Aggregate Option Exercises in 2000 and Year-End Option Values

      The following table sets forth certain information concerning the Named Executive Officers with respect to the exercise of options in 2000, the number of shares covered by exercisable and unexercisable stock options at December 31, 2000 and the aggregate value of exercisable and unexercisable "in-the-money" options at December 31, 2000.

                                                       Number of Securities
                                                           Underlying              Value of
                                                           Unexercised           Unexercised
                             Shares                     Options at Fiscal    In-The-Money Options
                            Acquired                        Year-End          Fiscal Year-End(1)
                               On          Value        Exercisable(E)/at       Exercisable(E)/
Name                        Exercise      Realized      Unexercisable(U)       Unexercisable(U)
                           ----------     --------      ----------------       ----------------
Guido DiGregorio .......    100,000(2)   $  840,887        950,300(E)           $ 266,084(E)
                                                            749,700(U)(2)         209,916(U)(2)
Philip S. Sassower .....  1,124,767(3)   $2,574,311               -(E)          $       -(E)
                                                            667,233(U)(3)       $ 186,825(U)(3)
Marjorie Bailey ........          -      $        -         133,440(E)          $       -(E)
                                                            266,560(U)                  -(U)

-----------

(1) The value of unexercised in-the-money options was determined by using the difference between the closing sale price of the common stock on the Nasdaq SmallCap Market as of December 31, 2000 ($1.03) and the exercise price of such options.

(2) On February 25, 2000, Mr. DiGregorio exercised options to purchase an aggregate of 2,000 shares. On February 29, 2000, Mr. DiGregorio exercised options to purchase an aggregate of 35,000 shares, and on March 1, 2000, Mr. DiGregorio exercised options to purchase an aggregate of 63,000 shares.

(3) On March 27, 2000, Mr. Sassower exercised options to purchase an aggregate of 724,427 shares, on April 17, 2000, Mr. Sassower exercised options to purchase an aggregate of 133,446 shares, on September 29, 2000 Mr. Sassower exercised options to purchase an aggregate of 133,447 shares, and on October 12, 2000 Mr. Sassower exercised options to purchase an aggregate of 133,447 shares.

1999 Stock Option Plan

      The Company's 1999 Plan provides for the granting to the Company's directors and employees of non-transferable incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-transferable non-statutory stock options ("Non-Qualified Options"). A total of 2,000,000 shares of common stock are authorized for issuance under the 1999 Plan. As of April 25, 2001, options to purchase an aggregate 1,700,525 shares of common stock were outstanding and 299,475 shares remain available for future grants. Unless terminated sooner, the 1999 Plan will terminate in June 2009.

      The 1999 Plan may be administered by the Board of Directors or a stock option committee of the Board. The Board or such Committee has the authority to determine the terms of the options granted, including the exercise price, number of shares subject to each option, vesting provisions, if any, and the form of consideration payable upon exercise. The exercise price of Incentive Options must be the fair market value of the common stock valued at the date of grant, and the exercise price on Non-Qualified Options must be at least 85% of the fair market value of the common stock valued at the date of grant. The expiration date of Options is determined by the Board or a stock option committee of the Board, but Options cannot expire later than ten years from the date of grant, and in the case of Incentive Options granted to 10% stockholders, cannot expire later than five years from the date of grant. Options have typically been granted with an expiration date seven years after the date of grant.

      If an employee to whom an award has been granted under the 1999 Option Plan dies while providing services to the Company, retires from employment with the Company after attaining his retirement date, or terminates employment with the Company as a result of permanent and total disability, the restrictions then applicable to such award shall continue as if the employee had not terminated employment and such award shall thereafter be exercisable, in whole or in part by the person to whom it was granted (or by his duly appointed, qualified, and acting personal representative, his estate, or by a person who acquired the right to exercise such option by bequest or inheritance from the grantee), in the manner set forth in the award, at any time within the remaining term of such award. Except as provided in the preceding paragraph, generally if a person to whom an option has been granted under the 1999 Plan ceases to be an employee of the Company, such option shall continue to be exercisable to the same extent that it was exercisable on the last day on which such person was an employee for a period of 90 days thereafter, or for such longer period as may be determined by the Committee, whereupon such option shall terminate and shall not thereafter be exercisable.

      The Board has the authority to amend or terminate the 1999 Plan, provided that such action does not impair the rights of any optionee under any option previously granted under the 1999 Plan, without the consent of such optionee.

1994 Stock Option Plan

      The Company's 1994 Stock Option Plan (the "1994 Plan") provides for the granting to the Company's directors and employees of Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended and Non-Qualified Options. A total of 6,000,000 shares of common stock are authorized for issuance under the 1994 Plan. As of April 25, 2001, options to purchase an aggregate 1,630,627 shares of common stock were outstanding and 315,170 shares remain available for future grants. Unless terminated sooner, the 1994 Plan will terminate in November 2004.

      The 1994 Plan may be administered by the Board of Directors or a stock option committee of the Board. The Board or such stock option committee of the Board has the authority to determine the terms of the options granted, including the exercise price, number of shares subject to each option, vesting provisions, if any, and the form of consideration payable upon exercise. The exercise price of Incentive Options must be the fair market value of the common stock valued at the date of grant, and the exercise price on Non-Qualified Options must be at least 85% of the fair market value of the common stock valued at the date of grant. The expiration date of Options is determined by the Board or such stock option committee of the Board, but Options cannot expire later than ten years from the date of grant, and in the case of Incentive Options granted to 10% stockholders, cannot expire later than five years from the date of grant. Options have typically been granted with an expiration date seven years after the date of grant.

      If an employee to whom an award has been granted under the 1994 Option Plan dies while providing services to the Company, retires from employment with the Company after attaining his retirement date, or terminates employment with the Company as a result of permanent and total disability, the restrictions then applicable to such award shall continue as if the employee had not terminated employment and such award shall thereafter be exercisable, in whole or in part by the person to whom it was granted (or by his duly appointed, qualified, and acting personal representative, his estate, or by a person who acquired the right to exercise such option by bequest or inheritance from the grantee), in the manner set forth in the award, at any time within the remaining term of such award. Except as provided in the preceding paragraph, generally if a person to whom an option has been granted under the 1994 Plan ceases to be an employee of the Company, such option shall continue to be exercisable to the same extent that it was exercisable on the last day on which such person was an employee for a period of 30 days thereafter, or for such longer period as may be determined by the Committee, whereupon such option shall terminate and shall not thereafter be exercisable.

      The Board has the authority to amend or terminate the 1994 Plan, provided that such action does not impair the rights of any optionee under any option previously granted under the 1994 Plan, without the consent of such optionee.

1991 Option Plans

      The Company has two other stock option plans, the 1991 Stock Option Plan and the 1991 Nondiscretionary Plan (the "1991 Options Plans"). Incentive and nonqualified options under the 1991 Option Plans may be granted to employees, officers, and consultants of the Company. As amended, there are 2,050,000 shares of common stock authorized for issuance under these plans. For the year ended December 31, 2000, options to purchase 188,513 shares of common stock under the 1991 Stock Option Plan were outstanding and 162,595 shares were available for grant.

                 COMPENSATION AND STOCK OPTION COMMITTEE REPORT

      The Compensation Committee and Stock Option Committee have provided the following Report.

      Compensation Philosophy and Objectives. The Committees' compensation philosophy is based upon the belief that the success of the Company results from the coordinated efforts of all employees working as a team to achieve objectives of providing superior products and services to the Company's customers and maximizing the Company's value for the benefit of its stockholders.

      The Company's compensation programs are designed to attract, retain and reward personnel whose individual and team performance contributes significantly to the short and long-term objectives of the Company. The Company's executive compensation programs are guided by the following principles, which may also be considered in making compensation decisions for employees:

o To ensure competitiveness, the Company monitors industry standards and considers this information when it makes compensation decisions: and

o The compensation of executive officers is affected by individual, team and overall Company performance. Overall Company performance is based upon achievement of strategic and operating goals. Such factors include revenues generated, technology validations, timely product introductions, capturing market share and preservation of and increases in stockholder value. Individual and team performance is considered to the extent of whether departmental goals are achieved within the time and budget constraints of Company operating plans. Additionally, individual performance is measured, in part, against the extent to which an individual executive officer is able to foster team spirit and loyalty and minimize employee turnover.

      Methods of Compensation. The key elements of the Company's executive compensation program consist primarily of base salary and stock options. Base salary for the Company's executive officers is generally determined by performance, the combined base salary and annual bonus for competitive positions in the industry and general market and Company conditions. Currently, the Company does not have an annual bonus plan. The Committees believe that the use of stock options as a means of compensation provide an incentive for executives and align their interests with those of the stockholders. All employees are eligible to receive stock options under the Company's stock option plans.

      President and Chief Executive Officer's Compensation. Mr. Guido DiGregorio, the Chief Executive Officer and President of the Company, was appointed to the Presidency by the Board of Directors in November 1997 and to the office of Chief Executive in June 1999. The Company does not currently have an employment agreement with Mr. DiGregorio. Mr. DiGregorio currently receives an annual salary of $180,000. His 2000 compensation remained at the same level as the previous year.

COMPENSATION COMMITTEE                        STOCK OPTION COMMITTEE
----------------------                       ------------------------
Philip S. Sassower                              Philip S. Sassower
Jeffrey Steiner                                 Jeffrey Steiner
Louis P. Panetta                                Louis P. Panetta

Compensation Committee Interlocks and Insider Participation

      Mr. Philip S. Sassower is the Chairman of the Board and Secretary for the Company. For the year ended December 31, 2000, Mr. Sassower received $75,000 in compensation from the Company and Phoenix Enterprises LLP, which is 100% owned by Mr. Sassower, received $75,000 in fees and was reimbursed for office expenses from the Company for consulting services. See "Certain Relationships and Related Transactions." No other executive officer is a member of the Compensation or Stock Option Committees.

Audit Committee Report

In 2000, the Audit Committee:

o Reviewed and discussed the Company's 2000 audited financial statements with the Company's management;

o Discussed with the independent auditors, Stonefield Josephson, Inc., the matters required to be discussed by the American Institute of Certified Public Accountants Auditing Standards Board Statement on Auditing Standards No. 61 ("Communication with Audit Committees") which includes, among other items, matters related to the conduct of the audit of the Company's financial statements; and

o Received written disclosures and the letter from the independent auditors required by International Standards Board Standard No.1 ("Independent Discussions with Audit Committees") and has discussed with the auditors the auditors' independence from the Company.

Based on review and discussion of the Company's 2000 audited financial statements with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the fiscal year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                        The Audit Committee
                                        Of the Board of Directors

                                        Louis P. Panetta
                                        Jeffrey Steiner
                                        C. B. Sung

                                PERFORMANCE GRAPH

      The Securities and Exchange Commission requires the Company to include in this Proxy Statement a graph comparing the Company's cumulative five-year return on its common stock with a broad-based stock index and either a nationally recognized industry index or an index of peer companies selected by the Company. This performance graph compares the cumulative five-year returns on the common stock with the Nasdaq Computer and Data Processing Index and the Nasdaq Index. In July 1994, the common stock was delisted from Nasdaq and from July 1994 to July 1996, the common stock was quoted on the OTC Bulletin Board. In July 1996, the common stock was relisted on the Nasdaq SmallCap Market.

                      Comparison of Five-Year Total Return

                                [OBJECT OMITTED]

                          Total Return To Shareholder's
                         (Dividends reinvested monthly)

                                         ANNUAL RETURN PERCENTAGE
                                         Years Ending December 31,
                           -----------------------------------------------------

COMPANY / INDEX                1996      1997      1998     1999        2000
---------------                ----      ----      ----     ----        ----
Communication Intelligence
 Corporation.................  14.58    -52.29    -42.84   1000.00     -87.50
NASDAQ US/Foreign ...........  22.43     22.07     38.51     86.43     -39.61
NASDAQ Computer &
 Data Processing.............  23.41     22.91     78.40    119.71     -53.73

                                                INDEXED RETURNS
                               Base         Years Ending December 31,
                              Period
                           ----------------------------------------------------

COMPANY / INDEX              1995     1996     1997    1998      1999     2000
                             ----     ----     ----    ----      ----     ----
Communication Intelligence
 Corporation................. 100    114.58    54.67   31.25    343.75    42.96
NASDAQ US/Foreign ........... 100    122.43   149.45  206.99    385.90   233.03
NASDAQ Computer &
 Data Processing............. 100    123.41   151.68  270.59    594.50   275.05

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On June 12, 2000, the Board of Directors granted immediately exercisable non-qualified stock options to purchase 25,000 shares of common stock to each of Mr. Sung and Mr. Steiner at an exercise price of $3.34 per share and an expiration date of June 12, 2007. The Company retains a repurchase option on the shares underlying the options for one year from the date of grant.

      On October 6, 2000, CIC Acquisition Corp., a wholly-owned subsidiary of the Company, acquired certain assets of PenOp Limited and its subsidiary PenOp Inc. for 4.7 million shares of common stock of the Company pursuant to an Asset Purchase Agreement, dated as of September 29, 2000, by and among CIC Acquisition Corp., PenOp Limited and PenOp Inc. At the closing of this transaction, Mr. Philip Sassower, and his designees, agreed to purchase from PenOp Limited and PenOp Inc., in a private transaction, an aggregate of 1,713,728 shares of common stock received by PenOp Limited and PenOp Inc. in connection with the Acquisition for $3.3 million.

      On October 30, 2000, the Board of Directors appointed Louis P. Panetta as director to fill a vacancy and approved an immediately exercisable non-qualified stock option grant to purchase 50,000 shares of common stock to Mr. Panetta at an exercise price of $3.00 per share and an expiration date of October 30, 2007. The Company retains a repurchase option for one year from the date of grant on the shares underlying the options.

      For the year ended December 31, 2000, the Company paid Mr. Sassower $75,000, and Phoenix Enterprises LLC, which is 100% owned by Mr. Sassower, $75,000 for consulting services and the reimbursement of expenses.

                                   PROPOSAL 2

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

      On December 8, 1999, the Company dismissed PricewaterhouseCoopers LLP as its independent auditors. In connection with the audits for the years ended December 31, 1997 and 1998, and during subsequent periods during 1999, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. The audit reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 1997 and 1998 did not contain any adverse opinion or disclaimer of opinion.

      On December 13, 1999, the Company retained Stonefield Josephson Inc. as its new independent auditors. Prior to the retention of Stonefield Josephson, Inc., neither the Company nor any person on its behalf consulted with Stonefield Josephson, Inc. regarding the application of accounting principles to any transaction or the types of audit opinion that might be rendered on the Company's financial statements.

      The dismissal of PricewaterhouseCoopers LLP and the retention of Stonefield Josephson Inc. were approved by the Board of Directors of the Company.

The aggregate fees billed for professional services by Stonefield Josephson, Inc. in 2000 were as follows:

      Audit Fees: Stonefield Josephson, Inc.'s fees in connection with its quarterly reviews and year end audits for 2000 were $131,036.

      Financial Information Systems Design and Implementation Fees: There were no fees incurred for financial information systems design and implementation services.

      All other Fees: Stonefield Josephson Inc's fees for all other services provided in 2000 totaled $139,196 and related primarily to the PenOp intellectual property acquisition.

      The Audit Committee has considered whether the provision of non-audit services has impaired the independence of Stonefield Josephson, Inc.

      In 2000, upon recommendation of the Audit Committee, the Board of Directors appointed Stonefield Josephson, Inc. as its independent accountants for the year ending December 31, 2001. Stockholders are being asked to ratify the retention of Stonefield Josephson as independent accountants for the year ended December 31, 2001. Representatives of Stonefield Josephson, Inc. are expected to be present at the Annual Meeting and will be given the opportunity to make statements if they so desire and will be available to respond to appropriate questions.

Required Affirmative Vote

      Ratification of the appointment of Stonefield Josephson, Inc. as the Company's independent accountants for the year ending December 31, 2001 requires the affirmative vote of a majority of the Shares represented in person or by proxy at the Annual Meeting.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF STONEFIELD JOSEPHSON, INC. AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001.

                                   PROPOSAL 3

                       AMENDMENT TO 1999 STOCK OPTION PLAN

      The Board of Directors proposes that the 1999 Plan be amended to increase the aggregate number of shares subject to issuance under such plan by 1,000,000 shares from 2,000,000 shares to 3,000,000 shares.

      The purpose of the 1999 Plan is to strengthen the ability of the Company to attract and retain well-qualified executive and managerial personnel, provide additional incentive to its employees and encourage stock ownership in the Company so that its participants will have a proprietary interest in the Company. Under the 1999 Plan, a total of 2,000,000 shares are currently reserved for issuance. As of April 11, 2001, no options have been exercised, options to purchase 1,700,525 shares of common stock were outstanding and 299,475 shares remain available for future grants. During 2000, employees as a group were granted 1,300,525 stock options under the 1999 Plan. As of April 25, 2001, the closing price on the shares under these options was $1.06.

      Options granted under the 1999 Plan may be either incentive stock options ("Incentive Options"), which are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not qualify as Incentive Options ("Non-Qualified Stock Options"). Under the 1999 Plan, the Committee may grant (i) Incentive Options at an exercise price per share which is not less than the fair market value of a share of common stock on the date on which such Incentive Options are granted (and not less than 110% of the fair market value in the case of any optionee who beneficially owns more than 10% of the total combined voting power of the Company) and (ii) Non-Qualified Stock Options at an exercise price per share which is determined by the Committee (and which may not be less than 85% of the fair market value of a share of common stock on the date on which such Non-Qualified Stock Options are granted; and not less than 110% of fair market value in the case of an optionee who beneficially owns more than 10% of the total combined voting power of the Company). The 1999 Plan further provides that the maximum period in which options may be exercised will be determined by the Committee, except that Options may not be exercised after the expiration of ten years from the date the Option was initially granted (and in the case of Incentive Options, five years in the case of any optionee who beneficially owns more than 10% of the total combined voting power of the Company). Any option granted under the 1999 Plan will be nontransferable, except by will or by the laws of descent and distribution, and may be exercised upon payment of the option price in cash or by delivery of shares of common stock with a fair market value equal to the option price.

                     Certain Federal Income Tax Consequences

      The following outlines certain federal income tax consequences of the 1999 Option Plan under present law to the Company and participants in such plan.

      Incentive Options. A participant will not realize income ("except that the alternative minimum tax may apply), and the Company will not be entitled to a deduction for federal income tax purposes, upon the grant of an Incentive Option, and, if certain requirements of the Code and 1999 Plan are met, upon exercise of an Incentive Option. If common stock acquired upon the exercise of an Incentive Option is disposed of by the participant within two years from the date of granting of the option or within one year after the date of exercise (a "disqualifying disposition"), the excess, if any, of (i) the amount realized (up to the fair market value of such common stock on the exercise date) over (ii) the exercise price, will be ordinary income to the participant, and the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income realized by the participant. The Code limits to $100,000 the value of employee stock subject to Incentive Options that first become exercisable in any one year, based upon the fair market value of the stock on the date of grant. To the extent Options exceed this limit, they are treated as Non-Qualified Stock Options.

      Non-Qualified Stock Options. A participant who receives a Non-Qualified Stock Option does not recognize taxable income on the grant of the option. Upon the receipt of shares when a Non-Qualified Stock Option is exercised, a participant generally has ordinary income in an amount equal to the excess of the fair market of the shares at the time of exercise over the exercise price paid for the shares.

      However, if the participant (i) is an officer or director of the Company or the beneficial owner of more than 10% of the Company's equity securities (in each case, within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an "Insider") and (ii) receives shares upon the exercise of a Non-Qualified Stock Option, the recognition of income (and the determination of the amount of income) is deferred until the earlier of
(a) six months after the shares are acquired or (b) the earliest date on which the Insider could sell the shares at a profit without being subject to liability under Section 16(b) of the Exchange Act (six months after the Non-Qualified Stock Option is granted, in the case of an "in-the-money" option). Income is not deferred, however, if such a participant makes a Section 83(b) election at the time he receives the shares. Rather, income is recognized on the date of exercise in an amount equal to the excess of the fair market value of the shares on such date over the exercise price. A Section 83 election must be filed with the Internal Revenue Service within thirty (30) days after an option is exercised.

      A participant's tax basis in shares received upon exercise of a Non-Qualified Stock Option is equal to the amount of ordinary income recognized on the receipt of the shares plus the amount of cash, if any, paid upon exercise. The holding period for the shares begins on the day after the shares are received or, in the case of an Insider that has not made a Section 83 election, on the day after the date on which income is recognized by the Insider on account of the receipt of the shares.

      The ordinary income recognized by an employee of the Company on account of the exercise of a Non-Qualified Stock Option is subject to both wage withholding and employment taxes. A deduction for federal income tax purposes is allowed to the Company in an amount equal to the amount of ordinary income included in the participant's income, provided that such amount constitutes an ordinary and necessary business expense of the Company, that such amount is reasonable and that the Company satisfies any tax reporting obligation that it has with respect to such income.

      If a participant exercises a Non-Qualified Stock Option by delivering previously held shares in payment of the exercise price, the participant does not recognize gain or loss on the delivered shares if their fair market value is different from the participant's tax basis in the shares. However, the exercise of the Non-Qualified Stock Option is taxed, and the Company generally is entitled to a deduction, in the same amount and at the same time as if the participant had paid the exercise price in cash. If the participant receives a separate identifiable stock certificate therefor, his tax basis in the number of shares received that is equal to the number of shares surrendered on exercise will be the same, as his tax basis in the shares surrendered. His holding period for such number of shares will include his holding period for the shares surrendered. The participant's tax basis and holding period for the 'additional shares received upon exercise will be the same as it would if the participant had paid the exercise price in cash.

      If a participant receives shares upon the exercise of a Non-Qualified Stock Option and thereafter disposes of the shares in a taxable transaction, the difference between the amount realized on the disposition and the participant's tax basis in the shares is taxed as capital gain or loss (provided the shares are held as a capital asset on the date of disposition), which is long-term or short-term depending on the participant's holding period for the shares.

Required Affirmative Vote

      Approval of the amendment to the 1999 Plan requires the affirmative vote of a majority of the Shares represented in person or by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSAL IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1999 OPTION PLAN AS SET FORTH IN THIS PROPOSAL 3.

                          PROPOSALS OF SECURITY HOLDERS

      A stockholder proposal requested to be presented at the Company's next Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065, no later than December 31, 2001. The Board of Directors will review any stockholder proposal received in accordance herewith and will determine whether such proposal is appropriate and satisfies the applicable requirements for inclusion in the Company's proxy statement for its next Annual Meeting of Stockholders.

                             SOLICITATION OF PROXIES

      The Company will bear the cost of the Annual Meeting and the solicitation of proxies related thereto, including the costs relating to printing and mailing the proxy materials. The Company has retained Skinner & Co., a firm specializing in the solicitation of proxies, to assist the Company in the solicitation of proxies at a fee estimated to be approximately $8,000 in the aggregate, including expenses. Directors, officers and employees of the Company may make additional solicitations in person or by telephone in respect to the Meeting.

                                  OTHER MATTERS

      The Board of Directors knows of no other matter that may be presented for action at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named as proxies will vote in accordance with their judgment in respect to any such matter.

      Copies of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, including any amendments thereto, and the notice of annual meeting of stockholders, proxy statement and proxies, are available upon written request, without cost, from the Company's principal executive offices at 275 Shoreline Drive, Suite 500, Redwood Shores, California 94065 (Attention:
Corporate Secretary), Telephone (650) 802-7888.

      Stockholders are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided, regardless of whether or not they expect to attend the Annual Meeting. The prompt return of such proxy will assist the Company in preparing for the Annual Meeting. Your cooperation is greatly appreciated.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        Guido DiGregorio

                                        President and Chief Executive Officer

May 14, 2001

                                                                      APPENDIX A

                     Communication Intelligence Corporation

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

I. PURPOSE

      The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the quality and integrity of the Corporation's financial reports; the Corporation's systems of internal controls regarding finance and accounting; and the Corporation's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

a) Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control systems.

b) Review and appraise the audit efforts of the Corporation's independent accountants and internal accountants.

c) Provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the responsibilities and duties enumerated in Section III of this Charter. While the Committee has the responsibilities and duties set forth in this Charter, it is not the Committee's duty (1) to plan or conduct audits, (2) to determine that the Corporation's financial statements are complete and accurate and in accordance with GAAP, which remains the responsibility of the Corporation's management and independent accountants, or (3) to conduct investigations, resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations.

II. COMPOSITION

      The Audit Committee shall be comprised of three or more directors. Subject to the next paragraph, each of the members of the Committee shall be independent directors, free from any relationship that, in the opinion of the Board, may interfere with the exercise of his or her independent judgment as a member of the Committee or independence from management and the Corporation. All members of the Committee shall be financially literate (or must become financially literate within a reasonable period of time after his or her appointment), and at least one member of the Committee shall have accounting or related financial management expertise.

      Notwithstanding the previous paragraph, one non-independent director can serve on the Audit Committee provided that the Board determines it to be in the best interests of the Corporation and its shareholders. The Board must disclose the reasons for determining the necessity of the non-independent director in its next proxy statement. Current employees or officers, or their immediate family members may not serve on the Audit Committee under this exemption.

III. RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties, the Audit Committee shall:

      A.    Review Financial Reports

1. Review and discuss the Corporation's audited financial statements with the Corporation's management.

2. Review with management and the independent accountants the interim financial statements prior to filing the 10-Q and publicly releasing quarterly earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

      B.    Independent Accountants

1. Review and recommend to the Board of Directors the engagement of independent accountants, including approval of their fee and the scope and timing of their audit of the Corporation's financial statements.


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2.    Review, with the independent accountants, the accountants' report on the
      Corporation's financial statement.

3. Evaluate the performance of the independent accountants; where appropriate recommend that the Board of Directors replace the independent accountants and approve any proposed discharge of the independent accountants.

4. On an annual basis, obtain from the Corporation's independent public accountants written disclosure delineating all relationships between such accountants and the Corporation and its affiliates, including the written disclosure and letter required by Independence Standards Board, Standard No. 1 ("Independent Discussions with Audit Committees"), as it may be modified or supplemented.

5. From time to time, as appropriate, actively engage the Corporation's independent public accountants in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of such accountants and recommend to the Board of Directors appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

6. Inform the independent accountants that they are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the shareholders.

7. Periodically discuss with the independent accountants, out of the presence of management:

      a) the Corporation's internal controls, including their recommendations, if any, for improvements in the Corporation's internal controls and the implementation of such recommendations;

      b)    the fullness and accuracy of the Corporation's financial statements;
            and;

      c) certain other matters required to be discussed by Statement on Accounting Standards No. 61 ("Communication with Audit Committees")1, as it may be modified, and information that would be required to be disclosed by GAAS.

      C.    Reviewing and Improving Processes

1. Review, with the independent accountants and the Company's management, policies and procedures with respect to internal auditing and financial and accounting controls.

2. As part of its job to foster open communication, the Committee should meet at least annually with the Corporation's management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed confidentially.

3. In consultation with the independent accountants, review the integrity and quality of the organization's financial reporting processes, both internal and external, and the independent accountant's perception of the Corporation's financial and accounting personnel.

4. Consider the independent accountants' judgments about the quality and appropriateness of the Corporation's accounting principles as applied and significant judgments affecting its financial reporting.

5. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

6. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.


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7.    Consider and recommend to the Board of Directors, if appropriate, major changes to the Corporation's financial reporting, auditing and accounting principles and practices as suggested by the independent accountants or management.

      D.    Other

1. State in the Audit Committee's Report in the Corporation's Annual Proxy Statement whether, based on the review and discussions referred to in items A.1., B.4., B.5. and B.7. above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the last fiscal year.

2.    Review and, if appropriate, recommend updates of this Charter annually.

3. Perform any other activities consistent with this Charter, the Corporation's By-laws and applicable law, as the Committee or the Board deems necessary or appropriate.

1 SAS 61 requires independent auditors to communicate certain matters related to the conduct of an audit to those who have responsibility for oversight of the financial reporting process, specifically the audit committee. Among the matters to be communicated to the audit committee are: (1) methods used to account for significant unusual transactions; (2) the effect of authoritative guidance or consensus; (3) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and (4) disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.


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